UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 7, 2018

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 7, 2018, SM Energy Company (the “Company”) redeemed all of the $10,561,000 aggregate principal amount outstanding of its 6.500% Senior Notes due 2023 (the “2023 Notes”), in accordance with the optional redemption provisions set forth in Article Three of the Indenture dated as of June 29, 2012 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended by the Supplemental Indenture dated August 20, 2018, between the Company and the Trustee (the “Supplemental Indenture”). The Indenture was included as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 3, 2012, and the Supplemental Indenture was included as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on August 20, 2018.

The redemption price for the 2023 Notes was equal to 102.167% of the principal amount, plus accrued and unpaid interest on the principal amount of the 2023 Notes to but excluding the redemption date. The Company paid the redemption price for the 2023 Notes with cash on hand.

The $10,561,000 aggregate principal amount of the 2023 Notes redeemed was all of the 2023 Notes remaining outstanding following expiration of the early settlement date as well as the final expiration of the previously announced tender offer and consent solicitation that commenced on August 6, 2018, for any and all of the Company’s 2023 Notes and up to an aggregate principal amount not to exceed $85,000,000 of the Company’s 6.125% Senior Notes due 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	September 11, 2018	By:	/s/ DAVID W. COPELAND
		Name:	David W. Copeland
		Title:	Executive Vice President and General Counsel